Updated as of May 1, 2016

EXHIBIT A

to the

Amended and Restated Multiple Class Plan

Fund	Effective Date
Global Growth Fund	February 1, 2016
Global Small Capitalization Fund	February 1, 2016
Growth Fund[1]	February 1, 2016
International Fund[1]	February 1, 2016
New World Fund	February 1, 2016
Blue Chip Income and Growth Fund	February 1, 2016
Global Growth and Income Fund	February 1, 2016
Growth-Income Fund[1]	February 1, 2016
International Growth and Income Fund	February 1, 2016
Capital Income Builder	February 1, 2016
Asset Allocation Fund[1]	February 1, 2016
Global Balanced Fund	February 1, 2016
Bond Fund	February 1, 2016
Corporate Bond Fund	February 1, 2016
Global Bond Fund	February 1, 2016
High-Income Bond Fund[1]	February 1, 2016
Mortgage Fund	February 1, 2016
Ultra-Short Bond Fund[1] (formerly named Cash Management Fund)	February 1, 2016
US Government/AAA-Rated Securities Fund[1]	February 1, 2016

Managed Risk Growth Fund[2]	February 1, 2016
Managed Risk International Fund[2]	February 1, 2016
Managed Risk Blue Chip Income and Growth Fund[2]	February 1, 2016
Managed Risk Growth-Income Fund[2]	February 1, 2016
Managed Risk Asset Allocation Fund[2]	February 1, 2016

Portfolio Series – American Funds Global Growth Portfolio	February 1, 2016
Portfolio Series – American Funds Growth and Income Portfolio	February 1, 2016

Portfolio Series – American Funds Managed Risk Growth Portfolio[2]	February 1, 2016
Portfolio Series – American Funds Managed Risk Growth and Income Portfolio[2]	February 1, 2016
Portfolio Series – American Funds Managed Risk Global Allocation Portfolio[2]	February 1, 2016

1 Fund offers Class 3 shares

2 Fund offers Class P1 and P2 shares only. Does not offer Class 1, 2, 3, or 4 shares.